EXHIBITS 5 AND 23.2

STEVEN I. WEINBERGER, P.A.

1200 N. Federal Highway, Suite 200

Boca Raton, Florida 33432

July 7, 2014

China Natural Resources, Inc.

Room 2105, 22/F West Tower, Shun Tak Centre

168-200 Connaught Road Central

Sheung Wan, Hong Kong

Re:

Registration Statement on Form F-3 (the "Registration Statement")

China Natural Resources, Inc. (the "Company")

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission in connection with the registration of an aggregate of $40,000,000 in securities of the Company (the “Securities”) issuable from time to time pursuant to that certain Registration Statement on Form F-3 filed by the Company and to which this opinion relates.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Amended and Restated Articles and Memorandum of Association of the Company, as amended; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Securities; (c) the Registration Statement and the exhibits thereto; (d) applicable provisions of the laws of the British Virgin Island, and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon and subject to the foregoing, we are of the opinion that the Securities, when issued in accordance with the terms thereof and upon payment of the agreed upon consideration therefore, will each be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement; provided that such consent shall not constitute an admission that we are an “Expert” within the meaning of the Securities Act of 1933, as amended.

/s/ Steven I. Weinberger, P.A.